Exhibit p-3



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                                 CODE OF ETHICS



                                       FOR



                        JF INTERNATIONAL MANAGEMENT INC.









                           APPROVED SEPTEMBER 30, 2002






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


                                TABLE OF CONTENTS


                                                                            PAGE

I.    INTRODUCTION.............................................................1

      A.  GENERAL AND AUTHORIZATION............................................1
      B.  DEFINITIONS..........................................................1
      C.  LEGAL REQUIREMENT....................................................3
      D.  PURPOSE OF THE CODE..................................................3
      E.  COMPLIANCE WITH THE CODE OF ETHICS...................................3
      F.  APPLICATION OF CODE OF ETHICS........................................4
      G.  STATEMENT OF GENERAL FIDUCIARY PRINCIPLES............................4
      H.  FRONT RUNNING........................................................4
      I.  QUESTIONS REGARDING THE CODE.........................................4

II.   CONFIDENTIALITY AND INSIDE INFORMATION...................................5

      A.  GENERAL..............................................................5
      B.  "INSIDER TRADING" DOCTRINE...........................................5
      C.  WHEN IS INFORMATION CONFIDENTIAL AND NON-PUBLIC OR MATERIAL?.........5
      D.  PROCEDURES REGARDING CONFIDENTIAL INFORMATION........................6
      E.  TRADE SECRETS........................................................6

III.  CONFLICTS OF INTEREST AND BUSINESS ETHICS................................7

      A.  GENERAL..............................................................7
      B.  OUTSIDE ACTIVITIES...................................................7
      C.  PERSONAL FINANCE.....................................................7
      D.  GIFTS AND ENTERTAINMENT..............................................7

IV.   PERSONAL ACCOUNT TRANSACTIONS BY COVERED PERSONS.........................9

      A.  GENERAL..............................................................9
      B.  INITIAL AND ANNUAL DISCLOSURE OF PERSONAL SECURITIES HOLDINGS.......10
      C.  TRANSACTIONS IN SHARES OF A MANAGED ACCOUNT.........................10
          BASIC PRINCIPLES....................................................10
          PRIOR CLEARANCE.....................................................10
          GOVERNMENTAL REPORTS................................................11
      D.  LIABILITY FOR SHORT SWING PROFITS...................................11
      E.  TRANSACTIONS IN SECURITIES ELIGIBLE FOR INVESTMENT BY A CLIENT......12
          GENERAL.............................................................12
          PRIOR APPROVAL......................................................12
          TRANSACTIONS EXEMPT FROM PRIOR APPROVAL REQUIREMENTS................12
          PRIOR APPROVAL PROCEDURE............................................13
          REASONS FOR DISALLOWING PROPOSED TRANSACTIONS.......................13
      F.  DEALING WITH CLIENTS................................................14
      G.  NEW ISSUES..........................................................14
      H.  PRIVATE PLACEMENTS..................................................14

V.    QUARTERLY REPORTS OF SECURITIES TRANSACTIONS............................15



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                                TABLE OF CONTENTS
                                  (CONTINUED)


                                                                            PAGE

      A.  WHO MUST REPORT.....................................................15
      B.  TRANSACTIONS THAT MUST BE REPORTED..................................15
      C.  TRANSACTIONS EXEMPT FROM REPORTING..................................15
      D.  REPORTING PROCEDURES................................................15

VI.   STANDARD OF CONDUCT FOR JFIMI PORTFOLIO TRANSACTIONS....................16


VII.  TRADING GUIDELINES FOR ACCOUNTS UNDER INVESTMENT MANAGEMENT BY JFIMI....17

      A.  ESTABLISHMENT OF GUIDELINES.........................................17
      B.  NO FAVORITISM.......................................................17
      C.  TRANSACTIONS WITH OTHER MANAGED ACCOUNTS AND AFFILIATES.............17
      D.  SELECTION OF DEALERS................................................17
      E.  BLOCK PURCHASES.....................................................17
      F.  PROHIBITION AGAINST TRADING BASED UPON CONFIDENTIAL INFORMATION.....17

VIII. RECORDS.................................................................18


IX.   CODE VIOLATIONS.........................................................18

Annex A......................................................................A-1

Annex B......................................................................B-1

PART I


I.       INTRODUCTION

         A. GENERAL AND AUTHORIZATION. This Code of Ethics sets forth the policies and procedures applicable to officers, directors, employees and certain other related persons of JFIMI regarding business ethics, confidentiality and trading in securities. These policies and procedures are mandatory and are designed to protect the business interests of JFIMI and its clients.

         This Code of Ethics has been approved by a majority of the directors of JFIMI and by a majority of the directors of each client of JFIMI that is an investment company regulated under the 1940 Act, including by a majority of the directors of each such investment company that are not "interested persons" of such Company, as defined in the 1940 Act. The directors of JFIMI have executed a certification stating that they have adopted procedures necessary to prevent Covered Persons from violating this Code of Ethics. All material changes to this Code of Ethics will be presented to the directors of JFIMI and each client of JFIMI that is an investment company regulated under the 1940 Act for approval as soon as practicable, but in no event later than six months after they are made. At least annually, the directors of JFIMI and each client of JFIMI that is an investment company regulated under the 1940 Act will review a written report to be submitted by a Compliance Officer that will include (i) a description of any issues arising under this Code of Ethics or procedures related to it since the last such report including information about material violations and sanctions imposed in response to violations and (ii) a certification from JFIMI and each client of JFIMI that is an investment company regulated under the 1940 Act that each of them has adopted procedures necessary to prevent Covered Persons from violating this Code of Ethics.

         B. DEFINITIONS. The following defined terms have the meanings assigned to them below.

                  1940 ACT. The U.S. Investment Company Act of 1940, as amended from time to time.

                  ACCESS PERSON. Each director, officer or Advisory Person of JFIMI.

                  ADVISORY PERSON. Any Associated Person or any employee of JFIMI who obtains information concerning recommendations made to a Managed Account with regard to the purchase or sale of a security.

                  ASSOCIATED PERSON. Each person employed by any company within the JPMorgan Fleming Asset Management Group of Companies (other than JFIMI), or any company affiliated with such group, who is seconded as an employee or otherwise to JFIMI or who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by any one of the Managed Accounts, or whose functions or duties relate to the making of recommendations with respect to the purchase or sale of securities by any one or more of such Managed Accounts. The Compliance Officers will maintain a list of all such personnel, which will be revised to reflect any changes on a timely basis.

PART I


                  COMPLIANCE OFFICERS. The personnel of the JF Asset Management Group compliance department designated as from time to time as a Compliance Officer with respect to this Code of Ethics. A list of such personnel is included as Annex A.

                  COVERED PERSONS. (i) Each director, officer and employee of JFIMI; and (ii) Associated Persons. A list of Covered Persons of JFIMI may be obtained from a Compliance Officer.

                  ELIGIBLE SECURITIES. All securities or investments eligible for purchase or sale by any Managed Account as set out in the Managed Account's prospectus (or other analogous document) that COULD POTENTIALLY be recommended to or purchased for a Managed Account.

                  INSIDERS. Officers and directors of JFIMI or a Covered Person who becomes a beneficial owner of greater than 10 percent of a Managed Account's shares.

                  JF ASSET MANAGEMENT GROUP. Entities within the JPMorgan Fleming Asset Management Group of Companies that provide asset management services in Asia, except for Japan.

                  JFIMI. JF International Management, Inc.

                  JFIMI AFFILIATED PARTY. Any company that controls, is controlled by or is under common control with JFIMI.

                  JPMORGAN FLEMING ASSET MANAGEMENT GROUP OF COMPANIES. Any affiliate of JPMorgan Chase, other than any such affiliate located in the United States, that provide asset management services. A list of such companies may be obtained from a Compliance Officer.

                  MANAGED ACCOUNT. Each account under investment management by JFIMI, including each investment company registered with the SEC to which JFIMI acts as an investment adviser or sub-advisor. References herein to a Managed Account's shares or shareholders shall, in addition to the shares or any person holding such shares of a Managed Account, as appropriate, be deemed to include units, fractional interests or any other analogous right or interest in a Managed Account and, as appropriate, the holders of such interests.

                  PERSONAL ACCOUNT TRANSACTION. Every securities transaction in which a Covered Person has any direct or indirect beneficial interest and over which such Covered Person has direct or indirect influence or control. This includes the right to acquire equity securities through the exercise or conversion of any derivative security, whether or not currently exercisable.

                  PERSONAL INVESTMENT PROCEDURES. Each of the personal investment procedures applicable to employees of JP Morgan Fleming Asset Management Group of Companies as the same may be amended from time to time.



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PART I


                  SEC. The U.S. Securities and Exchange Commission.

                  SECRETARY. The secretary or such person or persons who may be designated in writing by a Managed Account to JFIMI.

                  SECURITY HELD OR TO BE ACQUIRED. Any security which, within the most recent 15 days, (i) is or has been held by JFIMI or any Managed Account, or (ii) is being or has been considered for purchase by JFIMI or any Managed Account, including an option to purchase or sell, and any security convertible or exchangeable for, or the value of which is derived from, such a security.

         C. LEGAL REQUIREMENT. This Code of Ethics is adopted pursuant to the requirements of U.S. federal securities laws, in particular Section 15(f) of the Securities Exchange Act of 1934, as amended, Section 204A of the Investment Advisers Act of 1940, as amended, and Rule 17j-1 under the 1940 Act.

         D. PURPOSE OF THE CODE. This Code of Ethics was developed to provide guidance with respect to the policies and procedures set forth herein and, in particular, to:

         (a) guard against the possibility of a transaction occurring that the SEC or other regulatory body would view as illegal, such as front running (as defined in subpart (H) below):

         (b) avoid situations where it might appear that JFIMI or any of its officers, directors or employees had personally benefited at the expense of a client or Managed Account shareholder or had taken inappropriate advantage of his or her fiduciary positions; and

         (c)  prevent the misuse of material, non-public information.

         Officers, directors and employees of JFIMI, including Associated Persons, are urged to consider the reasons for the adoption of this Code of Ethics. The reputation of JFIMI could be adversely affected as the result of even a single transaction considered questionable in light of the fiduciary duties of JFIMI.

         E. COMPLIANCE WITH THE CODE OF ETHICS. Compliance with the provisions of this Code of Ethics is considered a basic condition of employment. Failure to comply with the policies and procedures included in this Code of Ethics may result in civil and criminal liabilities, penalties or fines under U.S. law, imprisonment, legal prohibition against further employment in the U.S. securities industry and dismissal from employment for cause. Dismissal for cause may result in the loss of certain benefits from JFIMI or any other company within the JPMorgan Fleming Asset Management Group of Companies by which the affected individual is employed. In addition, any profit realized from a transaction which is deemed to be in violation of this Code of Ethics may be required to be disgorged, and violators of this Code of Ethics may be subject to other disciplinary actions. All Access Persons will be required to certify annually that they have read and understood this Code of Ethics and recognize that they are subject hereto. Further, Access Persons will be required to certify annually that they have complied with the requirements of this Code of Ethics and that they have disclosed or reported all personal



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PART I


securities transactions required to be disclosed or reported pursuant to the requirements of this Code of Ethics.

         F. APPLICATION OF CODE OF ETHICS. This Code of Ethics applies to all Covered Persons.

         G. STATEMENT OF GENERAL FIDUCIARY PRINCIPLES. The following general fiduciary principles have been adopted with respect to the personal investment activities of all Covered Persons:

         o The interests of JFIMI's clients and the Managed Accounts' shareholders must come first;

         o All Personal Account Transactions must be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of any individual's position of trust and responsibility; and

         o Covered Persons should not take inappropriate advantage of their positions.

         H. FRONT RUNNING. Front running is illegal. In the context of investment management, front running is generally defined as the purchase or sale of a security by an officer, director or employee of an investment adviser or fund in anticipation of the adviser or fund effecting similar transactions for its client or the fund, in order to take advantage of or avoid the consequences of changes in market prices resulting from the client's or the fund's transaction.

         I. QUESTIONS REGARDING THE CODE. Questions concerning the interpretation or application of the policies and procedures set forth in this Code of Ethics should be addressed to a Compliance Officer. All Covered Persons are encouraged to seek advice with respect to any action or transaction which could be regarded as violating this Code of Ethics and to refrain from any action or transaction which might lead to the appearance of a violation.






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PART II


II.      CONFIDENTIALITY AND INSIDE INFORMATION

         A. GENERAL. Confidential information is known by virtually every Covered Person. Examples of confidential information include information concerning the (i) securities transactions of a Managed Account before they are executed; (ii) policies of Managed Accounts derived from confidential communications; and (iii) the operations or condition of any Managed Account. No confidential information should be used by any Covered Person for any direct or indirect personal benefit during the term of such Covered Person's relationship with JFIMI and after such relationship has ended. This restriction applies regardless of the source of such information.

         B. "INSIDER TRADING DOCTRINE." Confidential information includes "material, non-public information" about securities, investments, future events and other matters that can affect the value of an investment. The U.S. securities laws generally prohibit any person from:

         o trading in a security while in possession of material, non-public information regarding the security;

         o     tipping such information to others;

         o recommending the purchase or sale of securities while in possession of such information; and

         o     assisting anyone engaged in any of the above activities.

         The "insider trading doctrine" is applicable when the trading or tipping in question results in a breach of a duty of trust or confidence. The situations in which a person can trade while in possession of material, non-public information without breaching a duty are so complex and uncertain that the only safe course is not to trade, tip or recommend securities while in possession of material, non-public information. It is accordingly the policy of JFIMI to prohibit any Covered Person, while in the possession of material, non-public information, from trading securities or recommending transactions, either personally or in a proprietary account for JFIMI, or on behalf of others, or communicating material, non-public information about the securities in question to others in violation of the securities laws of the United States or any other country that has jurisdiction over the activities of such Covered Person.

         C. WHEN IS INFORMATION CONFIDENTIAL AND NON-PUBLIC OR MATERIAL? In general, any information received from any source (whether in the course of employment or otherwise) that a Covered Person does not know to have been publicly disseminated should be considered by such Covered Person to be confidential, non-public information. A Covered Person should not regard information as having been publicly disseminated unless he or she can point to some fact or event demonstrating that the information is generally available, such as disclosure of the information in a press release, in daily newspapers or in a public disclosure document such as a prospectus. Confidential information may be related to JFIMI or its personnel or its clients, a Managed Account, a Managed Account's personnel or shareholders or other business or governmental entities.



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PART II


         Confidential, or non-public, information is considered to be material if it is the type of information on which reasonable investors rely in making purchase or sale decisions. Close cases should be resolved in favor of a finding that information is material.

         D. PROCEDURES REGARDING CONFIDENTIAL INFORMATION. Confidential information should never be disclosed to any person (including any relative, friend or acquaintance of a Covered Person) that the Covered Person does not know to be subject to this Code of Ethics or some other binding obligation not to disclose or make improper use of the information. Caution must be taken against making even casual remarks that might disclose confidential information or allow the appearance of such disclosure. Care must be exercised in discussing confidential matters in elevators, at restaurants or in other places where outsiders may be present or where unauthorized personnel could obtain confidential information. Unnecessary copying of confidential documents should be avoided, and documents containing confidential information should not be displayed in elevators or left in conference rooms, on desks or in other locations where they may be seen by outsiders.

         E. TRADE SECRETS. All computer programs, investment methods and techniques, trade secrets and other confidential information developed, created or obtained by or with the assistance of any Covered Person during his or her relationship with JFIMI is the property of JFIMI, and no Covered Person has or may exercise any ownership or other rights or interest in any such property or information. A Covered Person may not use any trade secrets, property, or such confidential information during the course of any future employment. Upon termination of a Covered Person's relationship with JFIMI, such Covered Person should return all trade secrets, property, and confidential information he or she may possess to a Compliance Officer.






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PART III


III.     CONFLICTS OF INTEREST AND BUSINESS ETHICS

         A. GENERAL. The purpose of the following is to ensure that the interests of the Managed Accounts and the interests of JFIMI in general come before what might, in any circumstances, be construed as a Covered Person's own outside interests or benefits.

         Conflicts of interest, the potential for conflicts and any event that gives rise to an appearance of a conflict are to be avoided. A Covered Person's direct or indirect interest in a supplier, creditor, debtor or competitor may conflict with the interests of JFIMI or a Managed Account. A conflict may occur when a Covered Person (i) is also employed by another firm, directly or as a consultant or independent contractor; (ii) has a direct financial interest in another firm; (iii) has an immediate family financial interest in another firm; or (iv) is a director, officer or partner of another firm. In no way should a Covered Person's decisions about the best interests of JFIMI or any Managed Account be compromised or appear to be compromised by his or her investments or other interests. Because questions of proper business ethics and conflicts of interest are often difficult to discern and to resolve, in the event of any doubt, a Covered Person should consult with a Compliance Officer prior to acting.

         B. OUTSIDE ACTIVITIES. Covered Persons are encouraged to engage in worthy activities for their community or personal development. No such activities, however, should be allowed to impair the working efficiency or responsibilities of the individual. Covered Persons may from time to time be asked to serve as directors or advisors or in other forms of participation in other companies or organizations. Because such commitments can involve substantial responsibilities and potential conflicts of interest or the appearance of such conflicts, no such position should be accepted by an individual without the prior approval of a Compliance Officer.

         C. PERSONAL FINANCE. In addition to the limitations regarding investments in securities eligible for purchase by a Managed Account (as described in Part IV), Covered Persons are prohibited from having a direct or indirect interest or investment in any dealer, broker or other current or prospective supplier of goods or services from which the Covered Person might materially benefit or appear to benefit as a consequence of the activities or relationship of JFIMI or the applicable Managed Account with the entity. One gauge of materiality would be if JFIMI's or a Managed Account's current or future activities or relationship with a given entity might materially affect the economic prospects of that entity.

         Covered Persons are expected to conduct their personal finance and investments in a prudent manner. Obviously, there would be a risk to the reputation of JFIMI and the Managed Accounts, as well as an impairment of productivity because of emotional factors, if a Covered Person were to become financially embarrassed.

         D. GIFTS AND ENTERTAINMENT. No Covered Person should accept a substantial gift or excessive entertainment from any dealer or broker, client or supplier or from any person or company seeking favor or business with JFIMI or a Managed Account. This policy also covers the enjoyment or use of property or facilities for weekends, vacations, trips, dinners and the like. This policy does not apply to dinners, sporting events and other activities which are a normal part of a business relationship. However, if a Covered Person engages in such activities to excess, conflict of interest questions can arise. Naturally, every effort should be made to refuse



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PART III


acceptance of a gift or entertainment as gracefully as possible. The existence of this policy can be cited as the reason for refusing such gifts or entertainment.

         The above standards for the acceptance of substantial gifts or excessive entertainment apply with equal force to the entertainment of others by Covered Persons, especially personnel of brokers and dealers.

         Acceptance of even nominal gifts and modest entertainment from dealers or brokers or others seeking favor from a Covered Person or from JFIMI should be discouraged where possible. All Covered Persons are required to comply with the provisions of the applicable code of conduct relating to personal benefits, included in the JF Asset Management Compliance Procedures Manual, as in effect from time to time.






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PART IV


IV.      PERSONAL ACCOUNT TRANSACTIONS BY COVERED PERSONS

         A. GENERAL. Each person employed by a member of the JPMorgan Fleming Asset Management Group of Companies is subject to its Personal Investment Procedures, a copy of which was provided to each affected person upon the commencement of his or her employment by a company in the JPMorgan Fleming Asset Management Group of Companies and which are incorporated by reference into this Code of Ethics. The following provisions are applicable to all Covered Persons and are intended to supplement such Personal Investment Procedures. In the event of a conflict between such Personal Investment Procedures and this Code of Ethics, this Code of Ethics shall prevail.

         Each Covered Person shall effect all transactions through the appropriate JPMorgan Chase in-house brokers. Exceptions may be granted to any Covered Person on a case-by-case basis, but only in cases where the applicable third-party broker is approved by a Compliance Officer or another person as designated in accordance with the applicable Personal Investment Procedures and such broker agrees to provide duplicate contract notes, confirmations or other similar evidences of transactions and periodic statements to the attention of a Compliance Officer or such designated person.

         Except as specifically provided, the following provisions apply to every Personal Account Transaction in which a Covered Person controls or directs securities trading for another person or has a direct or indirect beneficial interest ("BENEFICIAL INTEREST") in the securities. In general, a Covered Person is considered to have a direct or indirect beneficial interest in securities if the securities are:

         o    held in his or her name;

         o held in the name of a member of his immediate family who resides with him;

         o held by a trust for which the Covered Person acts as trustee, if at least one trust beneficiary is a member of the person's immediate family;

         o held by a trust of which the Covered Person is a beneficiary where the trustee does not exercise exclusive investment control;

         o held by a general or limited partnership of which the Covered Person is a general partner;

         o held by a general or limited partnership of which the Covered Person is a limited partner, if he or she has some control over portfolio securities held by the partnership; or

         o held by any entity or other person (including a partnership, corporation or trust) if the Covered Person makes the investment decisions for that entity or person.

         If a Covered Person is involved in any investment accounts enumerated above which the Covered Person believes should not be subject to the prior approval or reporting requirements of



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PART IV


this Code of Ethics, a request for clarification or exemption may be submitted in writing to a Compliance Officer or another person as designated in accordance with the applicable Personal Investment Procedures. An example of this type of situation may be where a Covered Person has a direct or indirect beneficial interest in an account, but has no direct or indirect influence or control over the investment management process. Any such request for clarification or exemption should name the account, the interest of the Covered Person in such account, the person or firms responsible for its management, and the basis upon which the exemption is being claimed.

         B. INITIAL AND ANNUAL DISCLOSURE OF PERSONAL SECURITIES HOLDINGS. Each Covered Person must on commencement of employment or appointment (no later than 10 days after the starting date), and thereafter as of 30 September of each calendar year, disclose in writing all securities holdings in which he or she is considered to have any direct or indirect beneficial ownership and control and the names of any broker, dealer or bank with whom he or she maintains an account in which any such securities are held. The information in each annual report must be current as of a date no more than 30 days before the date that the report is submitted by the Covered Person. A form, the content of which is incorporated by reference into this Code of Ethics, for both initial and annual reports will be provided upon commencement of employment or appointment and in advance of the annual reporting deadline by a Compliance Officer. Completed forms must be returned to a Compliance Officer by the appropriate deadline. A Compliance Officer shall identify and maintain a list of all Covered Persons required to make reports at commencement of employment and annually.

         C. TRANSACTIONS IN SHARES OF A MANAGED ACCOUNT.

         BASIC PRINCIPLES. As more fully described in Part II, no Covered Person should purchase or sell any shares of a Managed Account if he or she is aware of any material, non-public information relating to such Managed Account.

         Covered Persons are required to obtain prior approval for transactions involving shares in Managed Accounts. Generally, Covered Persons will not be allowed to purchase or sell any shares of a Managed Account during the period from the third business day following the end of a reporting period (I.E., the end of the Managed Account's financial year and financial half year), or such other date as the secretary or other appropriate official of the applicable Managed Account may from time to time determine, until the third business day after such Managed Account publicly releases information concerning its earnings and portfolio holdings.

         This provision applies only to Managed Accounts that are U.S.-registered closed-end investment companies.

         PRIOR CLEARANCE. Covered Persons are required to obtain approval prior to effecting any transaction (including gifts) involving any of the Managed Account shares. Except as provided below, all requests for approval should be made in writing to a Compliance Officer, who will send a copy to the Secretary or other appropriate official of the applicable Managed Account. Prior approval of transactions in a Managed Account's shares granted by a Compliance Officer is effective for one business day from and including the date the clearance is granted, UNLESS (i) advised to the contrary by a Compliance Officer prior to the proposed transaction; or (ii) the



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PART IV


person receiving the approval comes into possession of material, non-public information concerning the Managed Account and is therefore prohibited from trading. If the proposed transaction is not executed within this time period, a new approval must be obtained. Any Covered Person who is subject to Personal Investment Procedures shall be deemed to have complied with the requirements of this paragraph if such Covered Person receives prior approval of a transaction in the Managed Account's shares in accordance with the provisions of the Personal Investment Procedures applicable to such Covered Person.

         GOVERNMENTAL REPORTS. Insiders are subject to the requirements of
Section 16 of the Securities Exchange Act of 1934 and Section 30(f) of the 1940 Act. All Insiders are required to file reports with the SEC disclosing their beneficial ownership of shares of the applicable Managed Account.

         o FORM 3. The initial ownership report by an Insider is required to be filed on Form 3. This report must be filed within 10 days after a person becomes an Insider (I.E., is elected as an officer or director or becomes a beneficial owner of greater than 10 percent of such Managed Account's shares). Following the election or appointment of an Insider, a Compliance Officer will deliver to the Insider a Form 3 for appropriate signature and will file such Form with the SEC and provide a copy to the secretary or other appropriate official of the applicable Managed Account.

         o FORM 4. Any change in the Insider's ownership of the applicable Managed Account's shares must be reported on Form 4. The Form 4 is due by the 2nd business day following the day on which the ownership change occurred. Following receipt of the notice of execution of the transaction, a Compliance Officer will deliver to the Insider a Form 4 for appropriate signature and will file such Form with the SEC and provide a copy to the Secretary of the applicable Managed Account.

         o FORM 5. Any transaction or holding which is exempt from reporting on Form 4, such as small transfers of stock by inheritance, gifts, etc. may be reported on a deferred basis on Form 5 within 45 days after the end of the calendar year in which the transaction occurred. No Form 5 is necessary if all transactions and holdings were previously reported on Form 4.

         D. LIABILITY FOR SHORT SWING PROFITS. Any profit made by an Insider from any combination of a purchase and sale or sale and purchase of the Managed Account's shares beneficially owned, directly or indirectly, by such Insider within a period of less than six months, is, under relevant U.S. regulation, presumed to be the result of inside information and subject to recapture by the Managed Account. This means that any two transactions of an "opposite" nature (I.E., a purchase and a sale) of the shares of a Managed Account within any six-month period, however unrelated, may lead to recovery by the Managed Account of any profit realized.

         Any profit made by any employee of JFIMI, including Associated Persons, from any combination of a purchase and sale or sale and purchase of any security, whether or not held by a Managed Account, within a period of 60 days is presumed to be the result of inside information and is subject to recapture. Information regarding country-specific exceptions to this 60 day holding period may be obtained from a Compliance Officer.

PART IV


         E. TRANSACTIONS IN SECURITIES ELIGIBLE FOR INVESTMENT BY A CLIENT.

         GENERAL. The following policy applies to purchases or sales by any Covered Person of all Eligible Securities, as well as contracts relating to eligible securities, such as derivative investments and hedging transactions.

         PRIOR APPROVAL. Each Covered Person must obtain prior approval for transactions in Eligible Securities and contracts relating to such Eligible Securities for his or her own account, or for an account in which a Covered Person has or derives a beneficial interest. If any Covered Person believes this broad definition of beneficial interest, in particular as it applies to relatives of a Covered Person, would pose a problem, he or she should discuss the situation with a Compliance Officer.

         Receiving prior approval does not relieve a Covered Person from conducting his or her Personal Account Transactions in full compliance with (i) all other provisions of this Code of Ethics, including the prohibition on trading while in possession of material, non-public information; and (ii) all applicable laws, including prohibitions on front running.

         TRANSACTIONS EXEMPT FROM PRIOR APPROVAL REQUIREMENTS. All transactions in Eligible Securities must receive prior approval EXCEPT the following:

         o OPEN-END FUNDS. Purchases or redemptions of shares or units of open-end investment companies, mutual funds and unit trusts (including JPMorgan Chase managed units trusts).

         o U.S. AND FOREIGN GOVERNMENT OBLIGATIONS. Purchases or sales of direct obligations of government debt securities issued by the following countries: Canada, France, Germany, Hong Kong, Italy, Japan, United Kingdom and the United States.

         o MONEY MARKET INSTRUMENTS. Commercial paper and other U.S. and foreign money market instruments (including those issued by a U.S. Government instrumentality or by a foreign government or bank).

         o PRO RATA DISTRIBUTIONS. Purchases effected by the exercise of rights issued pro rata to all holders of a class of securities or the sale of rights so received.

         o MANDATORY TENDERS. Purchases and sales of securities pursuant to a mandatory tender offer.

         o PAYROLL DEDUCTION PLANS. Purchases by a Covered Person's spouse pursuant to a payroll deduction plan, provided that a Compliance Officer has been previously notified in writing that the spouse will be participating in the payroll deduction plan.

         o EXERCISE OF STOCK OPTION OF CORPORATE EMPLOYER BY SPOUSE. Transactions involving the exercise by a Covered Person's spouse of a stock option issued by the corporation employing the spouse.

PART IV


         o SYSTEMATIC INVESTMENT PLANS. Purchases effected through a systematic investment plan involving the automatic investment of a set amount on predetermined dates, provided the Covered Person has given prior written notification to a Compliance Officer that he or she will be participating in the plan.

         o GIFTS. The giving of or receipt of a security, except for shares in Managed Accounts, as an unsolicited gift.

         PRIOR APPROVAL PROCEDURE. Except as provided below, each proposed transaction in Eligible Securities or contracts relating to Eligible Securities should be submitted for approval in written form (including by e-mail communication) to a Compliance Officer. The Compliance Officers will be responsible for processing all such requests, will record the following information: (i) the date and time of the request; (ii) the person making the request; (iii) the name of the security; (iv) the number of securities or amount of debt involved; (v) the nature of the transaction; (vi) whether the request was approved or disapproved; (vii) if rejected, the reason therefor; and (viii) if approval was granted pursuant to an exemption, the reason the exemption was given. Approval or disapproval will be given as quickly as possible by the Compliance Officers on a standard form documenting the request and its approval or disapproval. The requesting person will receive the original of the form for recordkeeping purposes. Any Covered Person who is subject to Personal Investment Procedures shall be deemed to have complied with the requirements of this paragraph if such Covered Person receives prior approval of a transaction in eligible securities or contracts relating to eligible securities in accordance with the provisions of the Personal Investment Procedures applicable to such Covered Person.

         Each Covered Person is responsible for making certain that a Compliance Officer or another person as designated in accordance with the applicable Personal Investment Procedures is notified as to the settlement details of each transaction effected otherwise than through the appropriate JPMorgan Chase in-house broker, including date, price, executed value and name of executing bank, broker or dealer, in any securities accounts for which the Covered Person is considered to have a beneficial interest and control.

         Prior clearance of a transaction is effective for one business day from and including the date the clearance is granted. If the proposed transaction is not executed within this time, a new clearance must be obtained.

         REASONS FOR DISALLOWING PROPOSED TRANSACTIONS. Examples of situations in which a proposed transaction in Eligible Securities may be disapproved include:

         o PENDING CLIENT ORDERS. Orders have been placed by JFIMI to purchase or sell the security.

         o PURCHASE AND SALES WITHIN FIVE BUSINESS DAYS. At the discretion of the Compliance Officers, a restriction may be imposed in the case of a particular security or market to the effect that a transaction in that security or market may be disallowed on the grounds that the security has been purchased or sold for or on behalf of a Managed Account within five business days immediately prior to or after the date of the

PART IV

              proposed transaction. For example, if a transaction on behalf of a Managed Account in that security occurs on a Monday, a Covered Person may not purchase or sell that security during the prior week or until the Tuesday of the following week. If all Managed Accounts have eliminated their holdings in a particular security, the five day restriction is not applicable to a Covered Person's transactions in that security.

         o PURCHASE AND SALE BEING CONSIDERED. The security is being actively considered for purchase or sale for the account of a Managed Account even though no order has been placed.

         o INTERNAL TRADING RESTRICTIONS. The security may be put on a confidential "BANNED LIST" if JFIMI is aware of price-sensitive information about a company.

         F. DEALING WITH CLIENTS. A Covered Person may not, directly or indirectly, sell to or purchase any security from a Managed Account.

         G. NEW ISSUES. Access Persons may not participate in an IPO.

         H. PRIVATE PLACEMENTS. Access Persons may directly or indirectly acquire beneficial ownership in a private placement of securities, including the purchase of limited partnership interest only with prior written approval of a Compliance Officer or another person as designated in accordance with the applicable Personal Investment Procedures. In considering such a request for approval, the Compliance Officer or such designated person will determine whether the investment opportunity should be reserved for Managed Accounts, and whether the opportunity is being offered to the Access Person by virtue of his or her position with the JFIMI or a Managed Account.

         An Access Person who has received approval to invest in a private placement of securities and who, at a later date, anticipates participating in the investment decision process regarding the purchase or sale of securities of the issuer of that private placement by a Managed Account, must immediately disclose his or her prior investment in the private placement to a Compliance Officer or such designated person.

PART V


V.       QUARTERLY REPORTS OF SECURITIES TRANSACTIONS

         A. WHO MUST REPORT. Each Access Person must make a quarterly securities transaction report. The Compliance Officers shall identify and maintain a list of all Access Persons who are under a duty to make quarterly reports and shall inform each such person of this duty.

         B. TRANSACTIONS THAT MUST BE REPORTED. Except as otherwise noted herein, each Access Person must report each security transaction effected in the preceding quarter in which such Access Person has any direct or indirect beneficial interest.

         C. TRANSACTIONS EXEMPT FROM REPORTING. The following transactions are exempt from the reporting requirements.

         o OPEN-END FUNDS. Purchases or redemptions of shares or units of open-end investment companies, mutual funds and unit trusts (including JPMorgan Chase managed unit trusts).

         o    U.S. GOVERNMENT OBLIGATIONS. Direct obligations of the U.S.
              government.

         o U.S. BANK CERTIFICATES OF DEPOSIT. Certificates of deposit issued by a bank organized under the laws of the United States or any other bank as defined under Section 2(a)(5) of the 1940 Act.

         o    BANKERS' ACCEPTANCES.

         o MONEY MARKET INSTRUMENTS. Commercial paper and other U.S. and foreign money market instruments (including those issued by a U.S. Government instrumentality or by a foreign government or bank).

         D. REPORTING PROCEDURES. All reports must be filed with a Compliance Officer not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected. A report must be filed for each quarter regardless of whether or not there have been any reportable transactions.

         Reports should be made on the form designated "JF International Management, Inc. Personal Investments - Quarterly Transaction Statement," a copy of which is available from the Compliance Officers and which is attached as Annex B to this Code of Ethics.

         The Compliance Officers shall be responsible for reviewing the reports filed pursuant to this Code of Ethics, reporting to the Board of Directors or other appropriate officials of JFIMI, as appropriate, any violation or apparent violation of this Code of Ethics and confirming with Access Persons that reports required hereby have been filed.

PART VI


VI.      STANDARD OF CONDUCT FOR JFIMI PORTFOLIO TRANSACTIONS

         In connection with the purchase or sale, directly or indirectly, of a Security Held or to be Acquired by JFIMI or any client of JFIMI, a Covered Person shall not:

         o employ any device, scheme or artifice to defraud JFIMI, or any client of JFIMI;

         o make to JFIMI, or any client of JFIMI, any untrue statement of a material fact or omit to state to JFIMI, or any client of JFIMI, a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

         o engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon JFIMI, or any client of JFIMI; or

         o engage in any manipulative practice with respect to JFIMI, or any client of JFIMI.

PART VII


VII. TRADING GUIDELINES FOR ACCOUNTS UNDER INVESTMENT MANAGEMENT BY JFIMI

         A. ESTABLISHMENT OF GUIDELINES. Guidelines shall be determined with respect to the investment policies of each Managed Account. These guidelines shall reflect the investment objectives and the risk preferences of the particular Managed Account, specifying among other considerations the type of securities which are eligible for purchase and their credit quality. All purchases and sales on behalf of each Managed Account shall comply with such guidelines.

         B. NO FAVORITISM. No Managed Account shall be favored with respect to the selection of securities, sale of securities, or timing of purchase or sale of securities over any other Managed Account. The method of allocating block purchases is discussed below.

         C. TRANSACTIONS WITH OTHER MANAGED ACCOUNTS AND AFFILIATES. No securities shall be sold to or purchased from one Managed Account by another Managed Account, and no securities shall be sold to or purchased from any JFIMI affiliate by any Managed Account, except as pursuant to Rule 17a-7 under the 1940 Act and the Resolutions and Procedures adopted by JFIMI and the relevant Managed Accounts in accordance therewith.

         D. SELECTION OF DEALERS. All securities purchased and sold for Managed Accounts shall be purchased from and sold to established securities dealers and shall be executed at the best price known to be available under the circumstances. No concessions on prices shall be made to any dealer by reason of services performed or goods supplied or offered to be performed or supplied.

         E. BLOCK PURCHASES. If at any time it is decided that the same securities shall be purchased or sold for one or more Managed Accounts, in accordance with their respective investment guidelines, such securities shall, to the extent possible, be purchased or sold as a block, and such securities or the proceeds appropriately allocated to the respective Managed Accounts. If the aggregate amount of securities purchased or sold is for reasons of price or availability less than the initial amount desired, the actual amount of securities purchased or sold, to the degree it is feasible, shall be allocated among the Managed Accounts in approximate proportion to the initial amounts designated for such Managed Account, unless it is determined by a senior officer of JFIMI that it is in the best interests of such Managed Accounts to have a different allocation.

         If the same securities have been selected for purchase and sale by a JFIMI affiliate as principal at the same time and at the same or comparable prices to those selected for the Managed Accounts, such securities shall be purchased or sold such that the Managed Accounts shall be allocated their full portion before any such securities are bought or sold.

         F. PROHIBITION AGAINST TRADING BASED UPON CONFIDENTIAL INFORMATION. No transactions may be executed by or on behalf of any Managed Account based upon any confidential information (including information concerning prospective securities transactions of any other Managed Accounts or any JFIMI affiliate.

PART VIII AND IX


VIII.    RECORDS

         The Compliance Officer shall preserve in an easily accessible place:

         o This Code of Ethics and any Code of Ethics which has been superseded by this Code of Ethics;

         o A list of persons who, currently or within the preceding five years, are or were required to make reports pursuant to this Code of Ethics and any such predecessor thereof, or who are or were responsible for reviewing those reports;

         o A copy of each report made pursuant to this Code of Ethics and any such predecessor thereof within the preceding five years;

         o A record of any decision, including the reasons supporting the decision, to approve any request to acquire securities pursuant to sections IV.G. or IV.H. of this Code of Ethics within the preceding five years; and

         o A record of any violation of this Code of Ethics and any such predecessor thereof and any action taken thereon within the preceding five years.

         The Compliance Officers are responsible for maintaining records in a manner to safeguard their confidentiality. Each Covered Person's records will be accessible only to the Covered Person, the Secretary and the Directors of JFIMI, and to the Compliance Officers. Records will be maintained for five years. Each Covered Person is responsible for seeing that the records regarding his or her beneficial holdings and transactions in the shares of the Managed Accounts and eligible securities are correct and current. Each Covered Person may be asked periodically to verify the records.


IX.      CODE VIOLATIONS

         Any officer, director or employee of JFIMI, including an Associated Person, who discovers a violation or apparent violation of this Code of Ethics by any other person shall bring the matter to the attention of the secretary or other appropriate official of JFIMI, and a Compliance Officer, who shall then report the matter to the Board of Directors of JFIMI. The Board of Directors of JFIMI shall determine whether a violation has occurred and, if it so finds, may impose or recommend such sanctions, if any, as it considers appropriate. Such sanctions may include suspension without pay, dismissal from employment for cause or any other sanction which the Board of Directors shall determine to be reasonable and proper. In determining the appropriate penalty, the Board of Directors shall take due account of the Disciplinary Code included in the JF Asset Management Compliance Procedures Manual. Any violation of this Code of Ethics with respect to trading activities on behalf of a Managed Account by an officer, director or employee of JFIMI or any Associated Person of JFIMI, together with any sanction or other penalty imposed by the Board of Directors of JFIMI, shall be timely reported to the Board of Directors (or analogous entity) of such Managed Account.

                                                                         Annex A



                               COMPLIANCE OFFICERS


John Watt
Muriel Sung
Winnie Chan
Ida Yeung

                                                                         Annex B



JF INTERNATIONAL MANAGEMENT INC.

PERSONAL INVESTMENTS - QUARTERLY TRANSACTION STATEMENT

Name:
                -------------------------------------

Quarter Ended:
                -------------------------------------

If you have no Reportable Transactions, check this box: [ ]

---------------------------------------------------------------------------------------------------------------------
 Trade       Security Name           Purchase/   Quantity*   Currency    Price      Broker             Ownership
 Date                                  Sell                                                       (direct/associate
                                     (NOTE 1)                                                          ownership)
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

* Quantity can refer to number of units, number of shares or bond face value.

Have you received stock options, restricted stock or value shares of JP Morgan Chase & Co Com Stk for your direct or indirect benefit during the last calendar quarter? (Please circle YES or NO where appropriate. If Yes, please provide details in the above table).

YES/NO        Options
YES/NO        Restricted Stock
YES/NO        Value Shares

I certify that this statement reflects all securities transactions undertaken on behalf of myself and my associates during the period.

Employee Signature_______________________       Date___________________________

NOTE 1: IF THE TRANSACTION INVOLVES ONE OF THE CATEGORIES LISTED BELOW, SPECIFY BY THE APPROPRIATE CODE SYMBOL. (S) SALE (G) GIFT (P) PURCHASE
        (R) REDEMPTION (B) BEQUEST (D) DISTRIBUTION (X) EXERCISE OF OPTION

THE RULE INCLUDES SECURITIES ACQUIRED THROUGH REGULAR SAVING SCHEMES. PLEASE DETAIL THE MONETARY AMOUNTS INVESTED EACH PERIOD AND THE TITLE OF THE SECURITIES.

THE RULE EXCLUDES INVESTMENTS IN THE FOLLOWING INSTRUMENTS: DIRECT OBLIGATIONS OF THE GOVERNMENT OF THE UNITED STATES; BANKERS' ACCEPTANCES; BANK CERTIFICATES OF DEPOSIT; COMMERCIAL PAPER AND HIGH QUALITY SHORT-TERM DEBT INSTRUMENTS, INCLUDING REPURCHASE AGREEMENTS; INVESTMENTS IN UNIT TRUSTS AND OTHER OPEN ENDED FUNDS.



                                      B-1